UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): July 21, 2005


                      UNIVERSAL SECURITY INSTRUMENTS, INC.

             (Exact name of registrant as specified in its charter)


         Maryland                         0-7885               52-0898545
(State or Other Jurisdiction      (Commission File Number)    (IRS Employer
     of Incorporation)                                      Identification No.)


               7-A Gwynns Mill Court, Owings Mills, Maryland 21117
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code: (410) 363-3000

                                  Inapplicable
          (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 1.01.        Entry into a Material Definitive Agreement.

         On July 21, 2005 the Registrant entered into the Second Amended and Restated Employment Agreement dated as of July 18, 2005 with Harvey B. Grossblatt, President and Chief Executive Officer of the Registrant (the "Amended Agreement"). Prior to entering into the Amended Agreement, the terms of Mr. Grossblatt's employment had not been modified since he was appointed Chief Executive Officer following the passing of Stephen C. Knepper in August 2004.

         The Amended Agreement provides that Mr. Grossblatt is employed for a term ending July 31, 2008 at an initial base annual salary of $300,000, increasing to $325,000 on August 1, 2006, and to $350,000 on August 1, 2007. The Amended Agreement did not change the calculation of Mr. Grossblatt's bonus compensation or materially change the terms of Mr. Grossblatt's benefits.

         If the term of the Amended Agreement is not renewed by the Registrant or is terminated by Mr. Grossblatt for good reason, Mr. Grossblatt is entitled to receive his compensation through any balance of the employment term plus a lump sum payment equal to his last 12 months base salary and bonus, health benefits for three years, and an additional lump sum payment payable on each of the first three anniversaries of the termination equal to the 401(k) plan contribution the Registrant would have made on behalf of the Registrant had he remained employed by the Registrant.

         If Mr. Grossblatt's employment is terminated following or in anticipation of a "change of control" of the Registrant, Mr. Grossblatt will be entitled to receive a lump sum payment equal to his base salary for the balance of the Amended Agreement's term and the amount of Mr. Grossblatt's last bonus. In addition, Mr. Grossblatt is entitled to receive health benefits for three years, and an additional lump sum payment payable on the anniversary of the termination equal to the 401(k) plan contribution the Registrant would have made on behalf of the Registrant had he remained employed by the Registrant. Furthermore, Mr. Grossblatt will receive an amount equal to three times his base salary for the last 12 months and the amount of his last bonus, limited to 2.99 times Mr. Grossblatt's average annual taxable compensation from the Company which is included in his gross income for the five taxable years of the Company ending before the date on which the change of control occurs.

         If the Amended Agreement is terminated by the Registrant due to Mr. Grossblatt's death, Mr. Grossblatt's estate is entitled to receive a lump sum payment equal to his base salary for the greater of the balance of the Amended Agreement's term or one year, reduced by any individual life insurance benefits the premiums for which are paid for by the Registrant, plus the amount of his last bonus and the amount of the Registrant's last 401(k) plan contribution made on behalf of Mr. Grossblatt. In addition, Mr. Grossblatt's estate is entitled to the health insurance and medical reimbursement benefits for the longer of the balance of the term or three years following the date of death, or the cash equivalent thereof.

         If the Amended Agreement is terminated by the Registrant due to Mr. Grossblatt's disability, Mr. Grossblatt is entitled to the continuation of the payment of his base salary for the balance of the term, reduced by any group or individual disability income insurance benefits the premiums for which are paid for by the Registrant and Social Security disability benefits paid to Mr. Grossblatt. In addition, Mr. Grossblatt is entitled to the health insurance and medical reimbursement benefits and a payment equal to the 401(k) plan contribution the Registrant would have made on behalf of the Registrant had he remained employed by the Registrant, for the longer of the balance of the term or three years following the date of disability, or the cash equivalent thereof.


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Item  2.03. Creation of a Direct Financial Obligation or an Obligation under an
      Off-Balance Sheet Arrangement of a Registrant.

         (a)      The disclosure required by this item is included in Item
                  1.01 and is incorporated herein by reference.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         UNIVERSAL SECURITY INSTRUMENTS, INC.
                                                      (Registrant)


Date: July 25, 2005                      By:      /s/ Harvey B. Grossblatt
                                              ---------------------------------
                                              Harvey B. Grossblatt
                                              President


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